Exhibit 99.5
AMENDMENT NUMBER ONE TO THE AMENDED AND RESTATED
AMERITRADE HOLDING CORPORATION ASSOCIATES
401(k) PROFIT SHARING PLAN AND TRUST
     THIS AGREEMENT, is hereby made and entered into this first day of August, 2004 by and between Ameritrade Online Holding Corporation (herein referred to as the “Employer”) and INTRUST Bank, N. A. (herein referred to as the “Trustee”).
WITNESSETH:
     WHEREAS, effective August 1, 2004, the Bidwell & Company Standardized Code 401(k) Profit Sharing Plan was merged with and in the Ameritrade Holding Corporation Associates 401(k) Profit Sharing Plan and Trust (herein referred to as “Plan”);
     WHEREAS, under the terms of the Plan the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended:
     WHEREAS, effective as of August 1, 2004, the Employer and the Trustee in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amend the Plan as follows:
     Section 1.9C shall be added and shall read as follows:
     1.9C “Bidwell Participant” means a Participant who was a participant in the Bidwell Plan as of July 31, 2004 and, for purposes of the service crediting provisions of the Plan, also includes a person who was employed by Bidwell & Company prior to the July 31, 2004 and who subsequently becomes an Eligible Employee.
     Section 1.9D shall be added and shall read as follows:
     1.9D “Bidwell Plan” means the Bidwell & Company Standardized Code 401(k) Profit Sharing Plan.
     Section 1.25 shall be amended to read as follows:
     1.25 “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason. Datek Participants who are not employed by the Employer as of January 1, 2004 shall be treated as Former Participants as of that date and thereafter, subject to the terms and conditions of the Plan. Bidwell Participants who are not employed by the Employer as of August 1, 2004 shall be treated as Former Participants as of August 1, 2004 and thereafter, subject to the terms and conditions of the Plan.
     Section 1.39 shall be amended to read as follows:
     1.39 “Normal Retirement Age” means the Participant’s 65th birthday, or the Participant’s 5th anniversary of joining the Plan, if later, or, with respect to any Bidwell Participant who was a participant in the Bidwell Plan as of July 31, 2004, the Participant’s 60th birthday. A Participant shall become fully Vested in the Participant’s Account upon attaining Normal Retirement Age.
     Section 1.42 shall be amended to read as follows:
     1.42 “Participant” means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan. Notwithstanding any other provision of the Plan to the contrary, “Participant” also includes any Datek Participant or any Bidwell Participant whose account balances under the Datek Plan or the Bidwell Plan, as applicable, were transferred to the Plan in connection with the merger of the Datek Plan or the Bidwell Plan, as applicable, into the Plan; provided, however, that a person described in this sentence shall not be a Participant in the Plan for benefits other than the amounts transferred from the Datek Plan or the Bidwell Plan, as applicable, unless and until he or she is otherwise an Eligible Employee and satisfies the eligibility requirements of the Plan.
     The last paragraph of Section 1.63 shall be amended to read as follows:
     Notwithstanding any other provision of the Plan to the contrary, as of January 1, 2004, each Datek Participant shall be given credit for the number of Years of Service under the Plan equal to the number of years of service (and portions thereof) credited to such Datek Participant under the Datek Plan on December 31, 2003; and as of August 1, 2004, each Bidwell Participant shall be given credit for the number of Years of Service under the Plan equal to the number of years of service (and portions thereof) credited to such Bidwell Participant under the Bidwell Plan on July 31, 2004.
     The last paragraph of Section 3.2 shall be amended to read as follows:

     Notwithstanding any other provision of the Plan to the contrary, an individual who had a balance under the Datek Plan immediately prior to January 1, 2004 shall become a Participant or Former Participant (as applicable) in the Plan as of January 1, 2004 with respect to the balance that was transferred to the Plan from the Datek Plan in connection with the merger of the Datek Plan with and into the Plan; and any individual who had a balance under the Bidwell Plan immediately prior to August 1, 2004 shall become a Participant or Former Participant (as applicable) in the Plan as of August 1, 2004 with respect to the balance that was transferred to the Plan from the Bidwell Plan in connection with the merger of the Datek Plan with and into the Plan.
     Subsection 4.2(j)(4) shall be amended to read as follows:
     In the case of any Datek Participant who is an Eligible Employee as of January 1, 2004, the salary reduction agreement in effect under the Datek Plan with respect to such Datek Participant as of December 31, 2003 shall be treated as a salary reduction agreement made pursuant to the Plan as of January 1, 2004 unless and until such salary reduction agreement is revoked or modified in accordance with the terms and conditions of the Plan. In the case of any Bidwell Participant who is an Eligible Employee as of August 1, 2004, the salary reduction agreement in effect under the Bidwell Plan with respect to such Bidwell Participant as of July 31, 2004 shall be treated as a salary reduction agreement made pursuant to the Plan as of August 1, 2004 unless and until such salary reduction agreement is revoked or modified in accordance with the terms and conditions of the Plan.
     Subsection 6.4(b) shall be amended to read as follows:
     (b) In the case of any Datek Participant who completes an Hour of Service on or after January 1, 2004, as well as any other Participant who completes an Hour of Service after January 1, 2004, and in the case of any Bidwell Participant who completes an Hour of Service on or after August 1, 2004, the Vested portion of such Participant’s Account shall be a percentage of the total amount credited to the Participant’s Account determined on the basis of the Participant’s number of Years of Service according to the following schedule but subject to subsection (c) below:

Vesting Schedule
Years of Service	Percentage
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5	100%
     Subsection 6.4(c) shall be amended to read as follows:
     (c) Notwithstanding the vesting schedule above, the Vested percentage of a Participant’s Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement or, in the case of a Bidwell Participant who was a participant in the Bidwell Plan as of August 1, 2004, the vesting percentage determined under the Bidwell Plan as of July 31, 2004.
     Subsection 7.4(g) shall be amended to read as follows:
     (g) Notwithstanding anything in this Section to the contrary, any loans made prior to January 1, 2004, shall be subject to the terms of the plan in effect at the time such loan was made and any loans made under the Datek Plan prior to the merger of the Datek Plan into the Plan shall be governed by the terms of the promissory notes evidencing such loans and, to the extent required by law, the Datek Plan, and any loans made under the Bidwell Plan prior to the merger of the Bidwell Plan into the Plan shall be governed by the terms of the promissory notes evidencing such loans and, to the extent required by law, the Bidwell Plan.
     All other provisions of the Plan shall remain in effect as amended and restated on January 1, 2004.
     IN WITNESS WHEREOF, Employer and Trustee have caused this Amendment Number One to the Plan as amended and restated on January 1, 2004 to be executed this 30th day of July, 2004, effective as provided herein.

Ameritrade Online Holdings Corporation
“Employer”	By:	/s/ KURT HALVORSON
		Name:	Kurt Halvorson
		Title:	Vice President

INTRUST Bank, N. A.
“Trustee”	By:	/s/ LELAND R. JOHNSON JR.
		Name:	Leland R. Johnson Jr.
		Title:	Vice President